UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: June 11, 2014
(Date of earliest event reported)

ImmuCell Corporation (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-12934 (Commission File Number)	01-0382980 (IRS Employer Identification Number)

56 Evergreen Drive Portland, Maine (Address of principal executive offices)		04103 (Zip Code)
207-878-2770 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders

The 2014 Annual Meeting of Stockholders of ImmuCell Corporation (the Company) was held at the Company’s office at 56 Evergreen Drive, Portland, Maine 04103 on Wednesday, June 11, 2014, at 8:00 a.m. Eastern Daylight Time, for the following purposes:

1.	To elect to one-year terms as Directors of the Company the nominees listed in the Company’s Proxy Statement dated April 25, 2014.

2.	To approve a nonbinding advisory resolution on the Company’s executive compensation program.

3.	To ratify the Audit Committee’s selection of Baker Newman & Noyes LLC as independent auditors of the Company for the year ending December 31, 2014.

At the Annual Meeting, there were present in person or by proxy 2,360,258 shares of the Company’s common stock, representing 77.97% of the total outstanding eligible votes.  The final voting results for each proposal are as follows:

1.	To elect to one-year terms as Directors of the Company the nominees listed in the Company’s Proxy Statement dated April 25, 2014:

	For	Withheld	Broker Non-Vote
Michael F. Brigham	1,323,422	67,264	969,572
Joseph H. Crabb	1,324,585	66,101	969,572
David S. Cunningham	1,322,622	68,064	969,572
Linda Rhodes	1,283,240	107,446	969,572
Jonathan E. Rothschild	1,320,732	69,954	969,572
David S. Tomsche	1,321,863	68,823	969,572
Paul R. Wainman	1,320,622	70,064	969,572

2.	To approve a nonbinding advisory resolution on the Company’s executive compensation program:

For	Against	Abstain	Broker non-votes
1,192,811	142,969	54,906	969,572

3.	To ratify the Audit Committee’s selection of Baker Newman & Noyes LLC as independent auditors of the Company for the year ending December 31, 2014:

For	Against	Abstain
2,262,799	1,461	95,998

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCELL CORPORATION
Dated: June 12, 2014	By:	/s/ Michael F. Brigham President, Chief Executive Officer and Principal Financial Officer